EXHIBIT 10.21

AMENDMENT TO SERVICES AGREEMENT

          This AMENDMENT TO SERVICES AGREEMENT is entered into this 26th day of July, 2004, between NuVim, Inc., a Delaware corporation (“Client”), and Olive Enterprises, Inc., a Pennsylvania corporation (“Olive”), which is furnishing the services of Dick Clark (“Clark”), and amends that certain Agreement with NuVim, Inc. entered into February 20, 2000 (the “Original Services Agreement”), as amended by that certain letter agreement dated November 3, 2003.

Definitions.  To the extent used but not defined herein, capitalized terms shall have the meanings ascribed thereto in the Original Services Agreement.

Client hereby acknowledges and confirms that it currently owes Clark $175,000 in fees.

Client and Clark acknowledge that the options referenced in Section 8C of the Original Services Agreement have not been issued to Clark, and agree that upon an initial public offering of the Client’s common stock, the obligation of Client to issue such options shall be void.

Client acknowledges that the financing referenced in the November 3, 2003 letter has not been achieved, and that Clark has not received the shares contemplated in that letter agreement.

Client hereby agrees that those shares of common stock in Client that have been issued to Clark through the date hereof are not subject to forfeiture.

In consideration of Clark’s agreement to waive his right to receive payment of the fees until the earliest to occur of: (a) January 1, 2005; (b) the consummation of an initial public offering of the stock of the Company (an “IPO”); (c) an affirmative determination by Client not to pursue an IPO; (d) a sale of all or substantially all of the assets of the Company; (e) a sale, lease, transfer or other disposition of Client’s stock; or (f) the merger or consolidation of Client (“Maturity Date”, each of (a), (b), (c), (d), (e) and (f), a “Maturity Event”), and agreeing to Client hereby agrees to issue to Clark a convertible note in the form attached hereto as Exhibit A.

Section 8 of the Original Services Agreement is hereby deleted in its entirety, and replaced with the following:

Stock delivered to Clark upon the conversion of the convertible note will be forfeited to Client if Client decides to cease operations of its business, or upon notification by Clark that he will no longer provide services to Client, or if he violates the behavior or reputation obligations set forth in Section 13 of this Agreement, or if it determined by a court of competent jurisdiction or by an arbitrator as provided herein that Clark has not fully performed all Services required of him by this Agreement on or prior to January 30, 2006.
All stock subject to forfeiture will be marked:    RESTRICTED AND NON-TRANSFERABLE.   SUBJECT TO TERMS OF AGREEMENT DATED  JULY 26, 2004.    All forfeited shares of common stock shall be returned to Client  within fifteen (15) days of  forfeiture.

The taxability of the receipt of the shares under this Agreement is governed by Section 83 of the Internal Revenue Code, and will be reported as income at the time the restrictions lapse and Clark becomes fully vested in the shares.
Notwithstanding anything contained herein to the contrary, in the event of Clark’s death or disability, the shares shall fully vest and shall no longer be subject to forfeiture.

Notices:  In addition to the notice provisions in Section 26 of the Original Agreement, copies of notices sent to Clark/Olive should also be sent to:

Pavia & Harcourt LLP
600 Madison Avenue
New York, New York 10022
Attention: Jordan E. Ringel, Esq.
Telecopy:	(212) 980-3185
Telephone:	(212) 980-3500

Except as specifically set forth herein, the terms of the Original Services Agreement shall remain in full force and effect, without modification.

NUVIM, INC.

By:	/s/ RICHARD KUNDRAT

Richard Kundrat, CEO

OLIVE ENTERPRISES, INC.

By:	/s/ FRANCES LAMAINA

Frances LaMaina, President

Dick Clark

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